Contacts:	For Media:	For Financials:
	John S. Oxford	James C. Mabry IV
	Senior Vice President	Executive Vice President
	Chief Marketing Officer	Chief Financial Officer
	(662) 680-1219	(662) 680-1281

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE THIRD QUARTER OF 2026

TUPELO, MISSISSIPPI (October 27, 2026) - Renasant Corporation (NYSE: RNST) (the “Company”) today announced earnings results for the third quarter of 2026.

(Dollars in thousands, except earnings per share)	Three Months Ended			Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Net income and Earnings per share:
Net income	$78,949	$87,091	$59,788	$254,268	$102,324
Merger and conversion related expenses (net of tax)	—	—	(13,129)	—	(29,561)
Day 1 acquisition provision (net of tax)	—	—	—	—	(50,026)
Basic EPS	0.87	0.95	0.63	2.76	1.21
Diluted EPS	0.86	0.94	0.63	2.74	1.20
Adjusted diluted EPS (non-GAAP)(1)	0.86	0.94	0.77	2.74	2.13
Impact to diluted EPS from merger and conversion related expenses (net of tax)	—	—	(0.14)	—	(0.35)
Impact to diluted EPS from Day 1 acquisition provision (net of tax)	—	—	—	—	(0.59)

“Third quarter results reflect strong loan growth with a record level of loan production, continued momentum in core deposit growth and a stable core net interest margin. We maintained expense discipline alongside increased hiring efforts, were active in buybacks, and reduced our levels of criticized and nonperforming loans. We believe our team is well-positioned to build upon our year-to-date success as we grow customer relationships and hire talent throughout our footprint,” remarked Kevin D. Chapman, President and Chief Executive Officer of the Company.

Quarterly Highlights

Earnings
•Net income for the third quarter of 2026 was $78.9 million; both diluted EPS and adjusted diluted EPS (non-GAAP)(1) were $0.86
•Net interest income, on a fully tax equivalent basis, for the third quarter of 2026 was $228.6 million, up $0.9 million linked quarter

•Net interest margin, on a fully tax equivalent basis, for the third quarter of 2026 was 3.77%, down 6 basis points linked quarter. Adjusted net interest margin (non-GAAP)(1) was 3.58%, down 3 basis points linked quarter
•Cost of total deposits was 1.97% for the third quarter of 2026, up 1 basis point linked quarter
•Noninterest income decreased $1.9 million linked quarter, primarily due to rising mortgage interest rates that resulted in both decreased production of new loans and market value adjustments on pending loan sales
•Mortgage banking income decreased $1.9 million linked quarter. The mortgage division generated $520.6 million in interest rate lock volume in the third quarter of 2026, down $91.0 million linked quarter. Gain on sale margin was 1.75% for the third quarter of 2026, up 18 basis points linked quarter
•Noninterest expense decreased $1.2 million linked quarter, driven primarily by a decline in deferred compensation expense tied to market valuations and an increase in deferred loan costs driven by loan growth, partially offset by higher health insurance claims

Balance Sheet
•Loans increased $555.9 million linked quarter, representing an 11.5% annualized net loan increase, driven by strong production during the quarter and lower payoff activity on a linked quarter basis
•Securities decreased $33.1 million linked quarter. The Company purchased $196.9 million in securities during the third quarter, which was offset by a negative fair market value adjustment in the Company’s available-for-sale portfolio of $86.0 million and cash flows related to principal payments, calls and maturities of $153.5 million
•Deposits at September 30, 2026 decreased $73.2 million linked quarter. Outflows in public fund deposits of $214.7 million were partially offset by growth in consumer and commercial deposits. Noninterest bearing deposits represented 23.1% of total deposits at September 30, 2026 as compared to 23.2% at June 30, 2026
•Short-term borrowings increased $491.3 million linked quarter
•The Company redeemed $40.0 million in subordinated notes on September 1, 2026

Capital and Stock Repurchase Program
•Book value per share and tangible book value per share (non-GAAP)(1) increased 0.1% and decreased 0.2%, respectively, linked quarter
•During the third quarter of 2026, the Company repurchased $42.6 million of common stock at a weighted average price of $41.05 per share
•Effective October 27, 2026, the Company’s Board of Directors approved a $175.0 million stock repurchase program under which the Company is authorized to repurchase outstanding shares of its common stock either in open market purchases or privately negotiated transactions. This program, which will remain in effect until the earlier of October 2027 or the repurchase of the entire amount authorized under the plan, replaces the Company’s stock repurchase program that expired in October 2026

Credit Quality
•The Company recorded a provision for credit losses on loans and unfunded commitments of $10.1 million and $3.2 million, respectively, for the third quarter of 2026, representing an increase of $8.9 million and $0.6 million, respectively, linked quarter, primarily driven by growth in loans and unfunded commitments
•The ratio of the allowance for credit losses on loans to total loans was 1.50% at September 30, 2026, down 4 basis points linked quarter. The lower ACL ratio was primarily attributable to continued improvement in overall credit quality metrics and movements in the specific reserve, partially offset by strong loan growth during the quarter
•The coverage ratio, or the allowance for credit losses on loans to nonperforming loans, was 168.75% at September 30, 2026, compared to 158.73% at June 30, 2026
•Net loan charge-offs for the third quarter of 2026 were $10.0 million, or 0.20% annualized, of which 16 bps were attributable to a single credit
•Nonperforming loans to total loans decreased to 0.89% at September 30, 2026 compared to 0.97% at June 30, 2026 , and criticized loans (which include classified and special mention loans) to total loans decreased to 2.50% at September 30, 2026, compared to 2.66% at June 30, 2026

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Income Statement

(Dollars in thousands, except per share data)	Three Months Ended					Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Interest income
Loans held for investment	$304,902	$296,346	$295,397	$305,604	$308,110	$896,645	$806,470
Loans held for sale	2,983	3,329	2,876	3,617	4,675	9,188	12,322
Securities	34,441	35,660	32,266	30,232	30,217	102,367	70,742
Other	5,009	5,105	7,581	7,480	8,096	17,695	25,792
Total interest income	347,335	340,440	338,120	346,933	351,098	1,025,895	915,326
Interest expense
Deposits	107,022	106,398	103,860	105,673	115,573	317,280	306,880
Borrowings	16,624	11,288	10,701	13,867	12,005	38,613	31,870
Total interest expense	123,646	117,686	114,561	119,540	127,578	355,893	338,750
Net interest income	223,689	222,754	223,559	227,393	223,520	670,002	576,576
Provision for credit losses
Provision for loan losses	10,105	1,166	4,224	5,473	9,650	15,495	87,100
Provision for unfunded commitments	3,200	2,633	3,856	5,462	800	9,689	9,422
Total provision for credit losses	13,305	3,799	8,080	10,935	10,450	25,184	96,522
Net interest income after provision for credit losses	210,384	218,955	215,479	216,458	213,070	644,818	480,054
Noninterest income	49,275	51,190	50,272	51,125	46,026	150,737	130,755
Noninterest expense	160,334	161,501	155,328	170,750	183,830	477,163	480,910
Income before income taxes	99,325	108,644	110,423	96,833	75,266	318,392	129,899
Income taxes	20,376	21,553	22,195	17,885	15,478	64,124	27,575
Net income	$78,949	$87,091	$88,228	$78,948	$59,788	$254,268	$102,324

Adjusted net income (non-GAAP)(1)	$78,949	$87,091	$88,071	$86,879	$72,917	$254,111	$180,809
Adjusted pre-provision net revenue (“PPNR”) (non-GAAP)(1)	$112,630	$112,443	$118,294	$118,335	$103,210	$343,367	$263,718

Basic earnings per share	$0.87	$0.95	$0.94	$0.84	$0.63	$2.76	$1.21
Diluted earnings per share	0.86	0.94	0.94	0.83	0.63	2.74	1.20
Adjusted diluted earnings per share (non-GAAP)(1)	0.86	0.94	0.93	0.91	0.77	2.74	2.13
Average basic shares outstanding	90,925,375	91,650,415	93,693,615	94,469,544	94,623,551	92,079,661	84,403,694
Average diluted shares outstanding	91,557,082	92,220,282	94,228,343	95,172,380	95,284,603	92,661,200	84,934,390
Cash dividends per common share	$0.24	$0.24	$0.23	$0.23	$0.22	$0.71	$0.66
(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

Performance Ratios

	Three Months Ended					Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Return on average assets	1.16%	1.30%	1.33%	1.17%	0.90%	1.26%	0.58%
Adjusted return on average assets (non-GAAP)(1)	1.16	1.30	1.33	1.29	1.09	1.26	1.03
Return on average tangible assets (non-GAAP)(1)	1.32	1.48	1.51	1.35	1.06	1.44	0.70
Adjusted return on average tangible assets (non-GAAP)(1)	1.32	1.48	1.51	1.47	1.27	1.44	1.17
Return on average equity	8.07	9.07	9.20	8.14	6.25	8.78	4.01
Adjusted return on average equity (non-GAAP)(1)	8.07	9.07	9.19	8.95	7.62	8.77	7.08
Return on average tangible equity (non-GAAP)(1)	14.51	16.25	16.36	14.80	11.87	15.70	7.69
Adjusted return on average tangible equity (non-GAAP)(1)	14.51	16.25	16.33	16.18	14.22	15.69	12.88
Efficiency ratio (fully taxable equivalent)	57.70	57.92	55.73	60.23	67.05	57.12	66.88
Adjusted efficiency ratio (non-GAAP)(1)	54.70	54.92	52.82	53.52	57.51	54.15	59.02
Dividend payout ratio	27.59	25.26	24.47	27.38	34.92	25.72	54.55

Capital and Balance Sheet Ratios

	As of
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Shares outstanding	90,356,578	91,403,230	92,881,329	94,636,207	95,020,881
Market value per share	$38.88	$42.54	$36.13	$35.22	$36.89
Book value per share	42.41	42.35	41.63	41.05	40.26
Tangible book value per share (non-GAAP)(1)	25.29	25.34	25.00	24.65	23.77
Shareholders’ equity to assets	13.93%	14.34%	14.27%	14.52%	14.31%
Tangible common equity ratio (non-GAAP)(1)	8.80	9.10	9.08	9.26	8.98
Leverage ratio(2)	9.54	9.55	9.54	9.61	9.46
Common equity tier 1 capital ratio(2)	10.92	11.06	11.22	11.24	11.04
Tier 1 risk-based capital ratio(2)	10.92	11.06	11.22	11.24	11.04
Total risk-based capital ratio(2)	15.52	15.94	14.77	14.78	14.88

(1) This is a non-GAAP financial measure. A reconciliation of all non-GAAP financial measures disclosed in this release from GAAP to non-GAAP is included in the tables at the end of this release. The information below under the heading “Non-GAAP Financial Measures” explains why the Company believes the non-GAAP financial measures in this release provide useful information and describes the other purposes for which the Company uses non-GAAP financial measures.

(2) Preliminary

Noninterest Income and Noninterest Expense

(Dollars in thousands)	Three Months Ended					Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Noninterest income
Service charges on deposit accounts	$15,270	$14,516	$14,740	$14,535	$13,416	$44,526	$37,398
Fees and commissions	4,942	5,471	4,654	5,192	4,167	15,067	14,604
Wealth management revenue	9,211	9,073	8,678	8,572	8,217	26,962	22,629
Mortgage banking income	7,323	9,178	9,435	8,924	9,017	25,936	28,427
BOLI income	4,045	4,608	3,689	3,697	4,235	12,342	10,547
Other	8,484	8,344	9,076	10,205	6,974	25,904	17,150
Total noninterest income	$49,275	$51,190	$50,272	$51,125	$46,026	$150,737	$130,755
Noninterest expense
Salaries and employee benefits	$95,871	$96,228	$91,749	$98,082	$98,982	$283,848	$270,481
Data processing	5,411	5,037	5,221	5,636	5,541	15,669	15,068
Net occupancy and equipment	18,016	18,018	18,031	16,123	18,415	54,065	47,528
Other real estate owned	366	453	1,399	481	328	2,218	1,170
Professional fees	3,935	4,518	4,402	4,327	3,435	12,855	10,542
Advertising and public relations	4,945	4,677	4,599	4,314	5,254	14,221	14,041
Intangible amortization	8,332	8,370	8,220	8,465	8,674	24,922	18,638
Communications	3,389	3,566	4,009	4,493	3,955	10,964	9,172
Merger and conversion related expenses	—	—	—	10,567	17,494	—	38,764
Other	20,069	20,634	17,698	18,262	21,752	58,401	55,506
Total noninterest expense	$160,334	$161,501	$155,328	$170,750	$183,830	$477,163	$480,910

Mortgage Banking Income

(Dollars in thousands)	Three Months Ended					Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Gain on sales of loans, net(1)	$2,390	$4,760	$5,305	$5,243	$5,270	$12,455	$15,086
Fees, net	2,945	3,470	2,842	2,970	3,050	9,257	9,107
Mortgage servicing income, net	1,988	948	1,288	711	697	4,224	4,234
Total mortgage banking income	$7,323	$9,178	$9,435	$8,924	$9,017	$25,936	$28,427
(1) Gain on sales of loans, net includes pipeline fair value adjustments

Balance Sheet

(Dollars in thousands)	As of
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Assets
Cash and cash equivalents	$734,518	$881,203	$1,216,980	$1,070,718	$1,083,785
Securities held to maturity, at amortized cost	956,981	983,032	1,006,511	1,030,073	1,051,884
Securities available for sale, at fair value	2,835,332	2,842,424	2,809,647	2,560,818	2,512,650
Loans held for sale, at fair value	200,709	241,588	230,980	265,959	286,779
Loans held for investment	19,752,119	19,196,172	18,975,248	19,047,039	19,025,521
Allowance for credit losses on loans	(296,094)	(296,008)	(295,862)	(293,955)	(297,591)
Loans, net	19,456,025	18,900,164	18,679,386	18,753,084	18,727,930
Premises and equipment, net	465,502	464,020	463,723	465,141	471,213
Other real estate owned	15,662	15,571	12,954	15,191	10,578
Goodwill	1,417,538	1,417,538	1,406,667	1,405,840	1,411,711
Other intangibles	129,690	138,022	138,392	146,612	155,077
Bank-owned life insurance	498,298	495,235	494,874	492,541	488,920
Mortgage servicing rights	67,129	65,816	64,850	65,271	65,466
Other assets	740,797	560,386	582,310	480,178	460,172
Total assets	$27,518,181	$27,004,999	$27,107,274	$26,751,426	$26,726,165

Liabilities and Shareholders’ Equity
Liabilities
Deposits:
Noninterest-bearing	$5,001,023	$5,038,070	$5,183,426	$5,043,960	$5,238,431
Interest-bearing	16,626,835	16,662,982	16,916,058	16,429,110	16,186,124
Total deposits	21,627,858	21,701,052	22,099,484	21,473,070	21,424,555
Short-term borrowings	806,481	315,225	305,863	555,774	606,063
Long-term debt	754,834	796,469	500,342	499,756	558,878
Other liabilities	496,908	320,875	334,667	337,921	310,891
Total liabilities	$23,686,081	$23,133,621	$23,240,356	$22,866,521	$22,900,387

Shareholders’ equity:
Common stock	488,612	488,612	488,612	488,612	488,612
Treasury stock	(275,384)	(232,402)	(173,835)	(103,494)	(90,297)
Additional paid-in capital	2,394,732	2,390,839	2,388,649	2,392,997	2,389,033
Retained earnings	1,384,885	1,327,997	1,263,116	1,196,522	1,139,600
Accumulated other comprehensive loss	(160,745)	(103,668)	(99,624)	(89,732)	(101,170)
Total shareholders’ equity	3,832,100	3,871,378	3,866,918	3,884,905	3,825,778
Total liabilities and shareholders’ equity	$27,518,181	$27,004,999	$27,107,274	$26,751,426	$26,726,165

Net Interest Income and Net Interest Margin

(Dollars in thousands)	Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
	Average Balance	Interest Income/ Expense(1)	Yield/ Rate(1)	Average Balance	Interest Income/ Expense(1)	Yield/ Rate(1)	Average Balance	Interest Income/ Expense(1)	Yield/ Rate(1)
Interest-earning assets:
Loans held for investment	$19,417,475	$308,666	6.31%	$19,060,083	$300,112	6.31%	$18,750,715	$311,903	6.60%
Loans held for sale	195,976	2,983	6.09%	223,489	3,329	5.96%	290,756	4,675	6.43%
Taxable securities	3,490,630	31,012	3.55%	3,472,422	29,691	3.42%	3,243,693	27,107	3.34%
Tax-exempt securities	454,557	4,577	4.03%	445,249	7,106	6.38%	428,252	3,928	3.67%
Total securities	3,945,187	35,589	3.61%	3,917,671	36,797	3.76%	3,671,945	31,035	3.38%
Interest-bearing balances with banks	557,301	5,009	3.57%	600,075	5,105	3.41%	814,103	8,096	3.95%
Total interest-earning assets	24,115,939	352,247	5.80%	23,801,318	345,343	5.82%	23,527,519	355,709	6.01%
Cash and due from banks	243,532			264,246			306,847
Intangible assets	1,551,577			1,546,924			1,578,846
Other assets	1,187,852			1,187,805			1,043,384
Total assets	$27,098,900			$26,800,293			$26,456,596
Interest-bearing liabilities:
Interest-bearing demand(2)	$11,284,644	$70,759	2.49%	$11,647,640	$72,261	2.49%	$11,521,433	$82,080	2.83%
Savings deposits	1,300,364	978	0.30%	1,307,314	944	0.29%	1,299,396	943	0.29%
Time deposits	3,908,181	35,285	3.58%	3,760,192	33,193	3.54%	3,398,402	32,550	3.80%
Total interest-bearing deposits	16,493,189	107,022	2.57%	16,715,146	106,398	2.55%	16,219,231	115,573	2.83%
Borrowed funds	1,362,872	16,624	4.86%	891,081	11,288	5.07%	961,980	12,005	4.97%
Total interest-bearing liabilities	17,856,061	123,646	2.75%	17,606,227	117,686	2.68%	17,181,211	127,578	2.95%
Noninterest-bearing deposits	5,058,509			5,038,879			5,226,588
Other liabilities	303,699			303,586			253,801
Shareholders’ equity	3,880,631			3,851,601			3,794,996
Total liabilities and shareholders’ equity	$27,098,900			$26,800,293			$26,456,596
Net interest income/ net interest margin (FTE)		$228,601	3.77%		$227,657	3.83%		$228,131	3.85%
Cost of funding			2.14%			2.08%			2.26%
Cost of total deposits			1.97%			1.96%			2.14%
(1) Interest income and weighted average yields on tax-exempt loans and securities have been computed on a fully tax equivalent basis assuming a federal tax rate of 21%.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Net Interest Income and Net Interest Margin, continued

(Dollars in thousands)	Nine Months Ended
	September 30, 2026			September 30, 2025
	Average Balance	Interest Income/ Expense(1)	Yield/ Rate(1)	Average Balance	Interest Income/ Expense(1)	Yield/ Rate(1)
Interest-earning assets:
Loans held for investment	$19,172,292	$907,903	6.33%	$16,743,048	$816,241	6.52%
Loans held for sale	210,267	9,188	5.83%	260,172	12,322	6.32%
Taxable securities	3,448,380	89,564	3.46%	2,749,580	62,995	3.05%
Tax-exempt securities	444,278	16,225	4.87%	384,212	9,680	3.36%
Total securities	3,892,658	105,789	3.62%	3,133,792	72,675	3.09%
Interest-bearing balances with banks	659,385	17,695	3.59%	846,844	25,792	4.07%
Total interest-earning assets	23,934,602	1,040,575	5.81%	20,983,856	927,030	5.90%
Cash and due from banks	265,958			282,476
Intangible assets	1,548,927			1,392,393
Other assets	1,169,591			915,322
Total assets	$26,919,078			$23,574,047
Interest-bearing liabilities:
Interest-bearing demand(2)	$11,556,200	$215,045	2.49%	$10,196,332	$213,332	2.80%
Savings deposits	1,299,042	2,798	0.29%	1,146,732	2,686	0.31%
Time deposits	3,751,960	99,437	3.54%	3,095,753	90,862	3.92%
Total interest-bearing deposits	16,607,202	317,280	2.55%	14,438,817	306,880	2.84%
Borrowed funds	1,077,117	38,613	4.79%	853,071	31,870	4.99%
Total interest-bearing liabilities	17,684,319	355,893	2.69%	15,291,888	338,750	2.96%
Noninterest-bearing deposits	5,061,957			4,629,790
Other liabilities	299,227			237,417
Shareholders’ equity	3,873,575			3,414,952
Total liabilities and shareholders’ equity	$26,919,078			$23,574,047
Net interest income/ net interest margin (FTE)		$684,682	3.82%		$588,280	3.75%
Cost of funding			2.09%			2.27%
Cost of total deposits			1.96%			2.15%
(1) Interest income and weighted average yields on tax-exempt loans and securities have been computed on a fully tax equivalent basis assuming a federal tax rate of 21%.
(2) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

Loan Portfolio

(Dollars in thousands)	As of
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Loan Portfolio:
Real estate - 1-4 family mortgage	$4,632,718	$4,568,039	$4,584,118	$4,635,033	$4,642,657
Construction and Land Development	2,112,023	2,009,664	1,898,629	1,905,636	1,990,657
Commercial Real Estate - Non-Owner Occupied	6,373,047	6,123,500	6,135,543	6,245,480	6,120,677
Commercial Real Estate - Owner Occupied	3,388,836	3,332,728	3,357,965	3,334,664	3,321,186
Commercial and Industrial	3,150,897	3,063,069	2,895,477	2,818,326	2,834,669
Consumer	94,598	99,172	103,516	107,900	115,675
Total loans	$19,752,119	$19,196,172	$18,975,248	$19,047,039	$19,025,521

Credit Quality and Allowance for Credit Losses on Loans

(Dollars in thousands)	As of
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025
Nonperforming Assets:
Nonaccruing loans	$175,143	$186,432	$197,515	$175,730	$170,756
Loans 90 days or more past due	315	51	2,779	288	792
Total nonperforming loans	175,458	186,483	200,294	176,018	171,548
Other real estate owned	15,662	15,571	12,954	15,191	10,578
Total nonperforming assets	$191,120	$202,054	$213,248	$191,209	$182,126

Criticized Loans
Classified loans	$337,674	$336,816	$349,068	$359,235	$392,721
Special Mention loans	155,835	173,401	176,345	201,428	219,792
Criticized loans	$493,509	$510,217	$525,413	$560,663	$612,513

Allowance for credit losses on loans	$296,094	$296,008	$295,862	$293,955	$297,591
Net loan charge-offs	$10,019	$2,770	$2,317	$9,109	$4,339
Annualized net loan charge-offs / average loans	0.20%	0.06%	0.05%	0.19%	0.09%
Nonperforming loans / total loans	0.89	0.97	1.06	0.92	0.90
Nonperforming assets / total assets	0.69	0.75	0.79	0.71	0.68
Allowance for credit losses on loans / total loans	1.50	1.54	1.56	1.54	1.56
Allowance for credit losses on loans / nonperforming loans	168.75	158.73	147.71	167.00	173.47
Criticized loans / total loans	2.50	2.66	2.77	2.94	3.22

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time (9:00 AM Central Time) on Wednesday, October 28, 2026.

The webcast is accessible through Renasant’s investor relations website at www.renasant.com or https://event.choruscall.com/mediaframe/webcast.html?webcastid=bTGfmpSS. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation 2026 Third Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com after the call and will remain accessible for one year. A replay can be accessed via telephone by dialing 1-855-669-9658 in the United States and entering conference number 2791840 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until November 11, 2026.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 122-year-old financial services institution. Renasant has assets of approximately $27.5 billion and operates 278 banking, lending, mortgage and wealth management offices throughout the Southeast and also offers factoring and asset-based lending on a nationwide basis.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS:
This press release may contain, or incorporate by reference, statements about Renasant Corporation that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “projects,” “anticipates,” “intends,” “estimates,” “plans,” “potential,” “focus,” “possible,” “may increase,” “may fluctuate,” “will likely result,” or similar expressions, or future or conditional verbs such as “will,” “should,” “would” and “could,” are generally forward-looking in nature and not historical facts. Forward-looking statements include information about the Company’s future financial performance, business strategy, projected plans and objectives and are based on the current beliefs and expectations of management. The Company’s management believes these forward-looking statements are reasonable, but they are all inherently subject to significant business, economic and competitive risks and uncertainties, many of which are beyond the Company’s control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Actual results may differ from those indicated or implied in the forward-looking statements, and such differences may be material. Prospective investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and, accordingly, investors should not place undue reliance on these forward-looking statements, which speak only as of the date they are made.

Important factors currently known to management that could cause the Company’s actual results to differ materially from those in forward-looking statements include the following: (i) the Company’s ability to efficiently integrate acquisitions into its operations, retain the customers of these businesses, grow the acquired operations and realize the cost savings expected from an acquisition to the extent and in the timeframe anticipated by management (including the possibility that such cost savings will not be realized when expected, or at all, as a result of the impact of, or challenges arising from, the integration of the acquired assets and assumed liabilities into the Company, potential adverse reactions or changes to business or employee relationships, or as a result of other unexpected factors or events); (ii) potential exposure to unknown or contingent risks and liabilities the Company has acquired or may acquire; (iii) the effect of economic conditions and interest rates on a national, regional or international basis; (iv) timing and success of the implementation of changes in operations to achieve enhanced earnings or effect cost savings; (v) the Company’s ability to remediate the material weakness in its internal control over financial reporting identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2026; (vi) competitive pressures in the consumer finance, commercial finance, financial services, asset management, retail banking, factoring and mortgage lending and auto lending industries; (vii) the financial resources of, and products available from, competitors; (viii) changes in laws and regulations as well as changes in accounting standards; (ix) changes in governmental and regulatory policy, whether applicable specifically to financial institutions or impacting the United States generally (such as, for example, changes in trade policy); (x) changes in the securities and foreign exchange markets; (xi) the Company’s potential growth, including its entrance or expansion into new markets, and the need for sufficient capital to support that growth; (xii) changes in the quality or composition of the Company’s loan or investment portfolios, including adverse developments in borrower industries or in the repayment ability of individual borrowers or issuers of investment securities, or the impact of interest rates on the value of the Company’s investment securities portfolio;

(xiii) an insufficient allowance for credit losses as a result of inaccurate assumptions; (xiv) changes in the sources and costs of the capital the Company uses to make loans and otherwise fund the Company’s operations, due to deposit outflows, changes in the mix of deposits and the cost and availability of borrowings; (xv) general economic, market or business conditions, including the impact of inflation; (xvi) changes in demand for loan and deposit products and other financial services; (xvii) concentrations of credit or deposit exposure; (xviii) changes or the lack of changes in interest rates, yield curves and interest rate spread relationships; (xix) losses resulting from fraudulent activity, including loan and deposit fraud and social engineering attacks targeting the Company’s customers, employees and third party vendors; (xx) increased cybersecurity risk, including potential network breaches, business disruptions or financial losses, including as a result of sophisticated attacks using artificial intelligence (“AI”) and similar tools; (xxi) civil unrest, natural disasters, epidemics and other catastrophic events in the Company’s geographic area; (xxii) geopolitical conditions, including acts or threats of terrorism and actions taken by the United States or other governments in response to acts or threats of terrorism and/or military conflicts, which could impact business and economic conditions in the United States and abroad; (xxiii) the impact, extent and timing of technological changes, including the rapid development of AI technologies; and (xxiv) other circumstances, many of which are beyond management’s control.

Management believes that the assumptions underlying the Company’s forward-looking statements are reasonable, but any of the assumptions could prove to be inaccurate. Investors are urged to carefully consider the risks described in the Company’s filings with the SEC from time to time, including its most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.renasant.com and the SEC’s website at www.sec.gov.

The Company undertakes no obligation, and specifically disclaims any obligation, to update or revise forward-looking statements, whether as a result of new information or to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as required by federal securities laws.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”), this press release and the presentation slides furnished to the SEC on the same Form 8-K as this release contain non-GAAP financial measures, namely, (i) adjusted loan yield, (ii) adjusted net interest income and margin, (iii) pre-provision net revenue (including on an as-adjusted basis), (iv) adjusted net income, (v) adjusted diluted earnings per share, (vi) tangible book value per share, (vii) the tangible common equity ratio, (viii) the adjusted return on average assets and on average equity and certain other performance ratios (namely, the ratio of pre-provision net revenue to average assets and the return on average tangible assets and on average tangible common equity (including each of the foregoing on an as-adjusted basis)), and (ix) the adjusted efficiency ratio.
These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets, including related amortization, and/or certain gains or charges, with respect to which the Company is unable to accurately predict when these charges will be incurred or, when incurred, the amount thereof. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indicators of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets such as goodwill and the core deposit intangible can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the tables below.
None of the non-GAAP financial information that the Company has included in this release or the accompanying presentation slides is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Non-GAAP Reconciliations

(Dollars in thousands, except per share data)	Three Months Ended					Nine Months Ended
	Sep 30, 2026	Jun 30, 2026	Mar 31, 2026	Dec 31, 2025	Sep 30, 2025	Sep 30, 2026	Sep 30, 2025
Adjusted Pre-Provision Net Revenue (“PPNR”)
Net income (GAAP)	$78,949	$87,091	$88,228	$78,948	$59,788	$254,268	$102,324
Income taxes	20,376	21,553	22,195	17,885	15,478	64,124	27,575
Provision for credit losses (including unfunded commitments)	13,305	3,799	8,080	10,935	10,450	25,184	96,522
Pre-provision net revenue (non-GAAP)	$112,630	$112,443	$118,503	$107,768	$85,716	$343,576	$226,421
Merger and conversion related expenses	—	—	—	10,567	17,494	—	38,764
Gain on sales of MSR	—	—	(209)	—	—	(209)	(1,467)
Adjusted pre-provision net revenue (non-GAAP)	$112,630	$112,443	$118,294	$118,335	$103,210	$343,367	$263,718

Adjusted Net Income and Adjusted Tangible Net Income
Net income (GAAP)	$78,949	$87,091	$88,228	$78,948	$59,788	$254,268	$102,324
Amortization of intangibles	8,332	8,370	8,220	8,465	8,674	24,922	18,638
Tax effect of adjustments noted above(1)	(2,075)	(2,084)	(2,047)	(2,112)	(2,164)	(6,206)	(4,641)
Tangible net income (non-GAAP)	$85,206	$93,377	$94,401	$85,301	$66,298	$272,984	$116,321

Net income (GAAP)	$78,949	$87,091	$88,228	$78,948	$59,788	$254,268	$102,324
Merger and conversion related expenses	—	—	—	10,567	17,494	—	38,764
Day 1 acquisition provision for loan losses	—	—	—	—	—	—	62,190
Day 1 acquisition provision for unfunded commitments	—	—	—	—	—	—	4,422
Gain on sales of MSR	—	—	(209)	—	—	(209)	(1,467)
Tax effect of adjustments noted above(1)	—	—	52	(2,636)	(4,365)	52	(25,424)
Adjusted net income (non-GAAP)	$78,949	$87,091	$88,071	$86,879	$72,917	$254,111	$180,809
Amortization of intangibles	8,332	8,370	8,220	8,465	8,674	24,922	18,638
Tax effect of adjustments noted above(1)	(2,075)	(2,084)	(2,047)	(2,112)	(2,164)	(6,206)	(4,641)
Adjusted tangible net income (non-GAAP)	$85,206	$93,377	$94,244	$93,232	$79,427	$272,827	$194,806

Tangible Assets and Tangible Shareholders’ Equity
Average shareholders’ equity (GAAP)	$3,880,631	$3,851,601	$3,888,581	$3,849,791	$3,794,996	$3,873,575	$3,414,952
Average intangible assets	(1,551,577)	(1,546,924)	(1,548,244)	(1,563,189)	(1,578,846)	(1,548,927)	(1,392,393)
Average tangible shareholders’ equity (non-GAAP)	$2,329,054	$2,304,677	$2,340,337	$2,286,602	$2,216,150	$2,324,648	$2,022,559

Average assets (GAAP)	$27,098,900	$26,800,293	$26,855,360	$26,693,539	$26,456,596	$26,919,078	$23,574,047
Average intangible assets	(1,551,577)	(1,546,924)	(1,548,244)	(1,563,189)	(1,578,846)	(1,548,927)	(1,392,393)
Average tangible assets (non-GAAP)	$25,547,323	$25,253,369	$25,307,116	$25,130,350	$24,877,750	$25,370,151	$22,181,654

Shareholders’ equity (GAAP)	$3,832,100	$3,871,378	$3,866,918	$3,884,905	$3,825,778	$3,832,100	$3,825,778
Intangible assets	(1,547,228)	(1,555,560)	(1,545,059)	(1,552,452)	(1,566,788)	(1,547,228)	(1,566,788)
Tangible shareholders’ equity (non-GAAP)	$2,284,872	$2,315,818	$2,321,859	$2,332,453	$2,258,990	$2,284,872	$2,258,990

Total assets (GAAP)	$27,518,181	$27,004,999	$27,107,274	$26,751,426	$26,726,165	$27,518,181	$26,726,165
Intangible assets	(1,547,228)	(1,555,560)	(1,545,059)	(1,552,452)	(1,566,788)	(1,547,228)	(1,566,788)
Total tangible assets (non-GAAP)	$25,970,953	$25,449,439	$25,562,215	$25,198,974	$25,159,377	$25,970,953	$25,159,377

Adjusted Performance Ratios
Return on average assets (GAAP)	1.16%	1.30%	1.33%	1.17%	0.90%		1.26%	0.58%
Adjusted return on average assets (non-GAAP)	1.16	1.30	1.33	1.29	1.09		1.26	1.03
Return on average tangible assets (non-GAAP)	1.32	1.48	1.51	1.35	1.06		1.44	0.70
Pre-provision net revenue to average assets (non-GAAP)	1.65	1.68	1.79	1.60	1.29		1.71	1.28
Adjusted pre-provision net revenue to average assets (non-GAAP)	1.65	1.68	1.79	1.76	1.55		1.71	1.50
Adjusted return on average tangible assets (non-GAAP)	1.32	1.48	1.51	1.47	1.27		1.44	1.17
Return on average equity (GAAP)	8.07	9.07	9.20	8.14	6.25		8.78	4.01
Adjusted return on average equity (non-GAAP)	8.07	9.07	9.19	8.95	7.62		8.77	7.08
Return on average tangible equity (non-GAAP)	14.51	16.25	16.36	14.80	11.87		15.70	7.69
Adjusted return on average tangible equity (non-GAAP)	14.51	16.25	16.33	16.18	14.22		15.69	12.88

Adjusted Diluted Earnings Per Share
Average diluted shares outstanding	91,557,082	92,220,282	94,228,343	95,172,380	95,284,603		92,661,200	84,934,390

Diluted earnings per share (GAAP)	$0.86	$0.94	$0.94	$0.83	$0.63		$2.74	$1.20
Adjusted diluted earnings per share (non-GAAP)	$0.86	$0.94	$0.93	$0.91	$0.77		$2.74	$2.13

Tangible Book Value Per Share
Shares outstanding	90,356,578	91,403,230	92,881,329	94,636,207	95,020,881		90,356,578	95,020,881

Book value per share (GAAP)	$42.41	$42.35	$41.63	$41.05	$40.26		$42.41	$40.26
Tangible book value per share (non-GAAP)	$25.29	$25.34	$25.00	$24.65	$23.77		$25.29	$23.77

Tangible Common Equity Ratio
Shareholders’ equity to assets (GAAP)	13.93%	14.34%	14.27%	14.52%	14.31%		13.93%	14.31%
Tangible common equity ratio (non-GAAP)	8.80%	9.10%	9.08%	9.26%	8.98%		8.80%	8.98%

Adjusted Efficiency Ratio
Net interest income (FTE) (GAAP)	$228,601	$227,657	$228,424	$232,361	$228,131		$684,682	$588,280

Total noninterest income (GAAP)	$49,275	$51,190	$50,272	$51,125	$46,026		$150,737	$130,755
Gain on sales of MSR	—	—	(209)	—	—		(209)	(1,467)
Total adjusted noninterest income (non-GAAP)	$49,275	$51,190	$50,063	$51,125	$46,026		$150,528	$129,288

Noninterest expense (GAAP)	$160,334	$161,501	$155,328	$170,750	$183,830		$477,163	$480,910
Amortization of intangibles	(8,332)	(8,370)	(8,220)	(8,465)	(8,674)	—	(24,922)	(18,638)
Merger and conversion expense	—	—	—	(10,567)	(17,494)		—	(38,764)
Total adjusted noninterest expense (non-GAAP)	$152,002	$153,131	$147,108	$151,718	$157,662		$452,241	$423,508

Efficiency ratio (GAAP)	57.70%	57.92%	55.73%	60.23%	67.05%		57.12%	66.88%
Adjusted efficiency ratio (non-GAAP)	54.70%	54.92%	52.82%	53.52%	57.51%		54.15%	59.02%

Adjusted Net Interest Income and Adjusted Net Interest Margin
Net interest income (FTE) (GAAP)	$228,601	$227,657	$228,424	$232,361	$228,131	$684,682	$588,280
Net interest income collected on problem loans	(841)	(1,166)	(210)	(2,767)	(664)	(2,217)	(4,469)
Accretion recognized on purchased loans	(10,481)	(12,327)	(15,248)	(13,632)	(16,862)	(38,056)	(35,254)
Amortization recognized on purchased time deposits	—	—	—	—	2,995	—	7,391
Amortization recognized on purchased long term borrowings	336	336	336	335	837	1,008	1,909
Adjustments to net interest income	$(10,986)	$(13,157)	$(15,122)	$(16,064)	$(13,694)	$(39,265)	$(30,423)
Adjusted net interest income (FTE) (non-GAAP)	$217,615	$214,500	$213,302	$216,297	$214,437	$645,417	$557,857

Net interest margin (FTE) (GAAP)	3.77%	3.83%	3.87%	3.89%	3.85%	3.82%	3.75%
Adjusted net interest margin (FTE) (non-GAAP)	3.58%	3.61%	3.61%	3.62%	3.62%	3.60%	3.55%

Adjusted Loan Yield
Loan interest income (FTE) (GAAP)	$308,666	$300,112	$299,125	$309,667	$311,903	$907,903	$816,241
Net interest income collected on problem loans	(841)	(1,166)	(210)	(2,767)	(664)	(2,217)	(4,469)
Accretion recognized on purchased loans	(10,481)	(12,327)	(15,248)	(13,632)	(16,862)	(38,056)	(35,254)
Adjusted loan interest income (FTE) (non-GAAP)	$297,344	$286,619	$283,667	$293,268	$294,377	$867,630	$776,518

Loan yield (GAAP)	6.31%	6.31%	6.37%	6.45%	6.60%	6.33%	6.52%
Adjusted loan yield (non-GAAP)	6.08%	6.03%	6.04%	6.11%	6.23%	6.05%	6.20%
(1) Tax effect is calculated based on the respective legal entity’s appropriate federal and state tax rates (as applicable) for the period, and includes the estimated impact of both current and deferred tax expense.

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